Exhibit (j) under Form N-1A
                                       Exhibit 23 under Item 601/Reg. S-K



 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                  FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Institutional Shares, Institutional Service Shares and Class K Shares' Prospectuses for the Federated U.S. Government Securities Fund: 2-5 Years and under the caption "Independent
Registered Public Accounting Firm" in the Institutional Shares, Institutional Service Shares and Class K Shares' Statement of Additional Information in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 811-3387) of Federated U.S. Government Securities Fund: 2-5 Years and to the incorporation by reference of our report dated March 10, 2006 for Federated U.S. Government Securities
Fund: 2-5 Years included in the Annual Report to Shareholders for the fiscal year ended January 31, 2006.






Boston, Massachusetts
March 27, 2006